UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 17, 2010, Giga-tronics Incorporated (the “Company”) held its annual meeting of shareholders.  There were issued and outstanding on June 21, 2010, the record date, 4,972,019 shares of Common Stock eligible to vote.

There were present at said meeting in person or by proxy, shareholders of the Corporation who were the holders of 4,402,011 (88.54%) shares of Common Stock entitled to vote thereat constituting a quorum.

All four proposals passed, with the votes listed below.

1.	Elect six directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
George H. Bruns, Jr.	2,415,690	271,269	1,715,052
James A. Cole	2,497,611	189,348	1,715,052
Garrett A. Garrettson	2,494,411	192,548	1,715,052
Kenneth A. Harvey	2,495,811	191,148	1,715,052
John C. Regazzi	2,498,511	188,448	1,715,052
Robert C. Wilson	2,412,881	274,078	1,715,052

The foregoing proposal passed; all nominees have been elected as Directors for the ensuing year.

2.	Approve an amendment to the 2005 Equity Incentive Plan increasing the number of shares authorized for issuance under the Plan by 700,000 shares:

Votes For	Against	Abstain
1,664,323	997,534	25,102

The foregoing proposal has been approved.

3.	Approve the material terms of the performance criteria for the performance-based awards under the 2005 Equity Incentive Plan, as amended:

Votes For	Against	Abstain
2,420,559	240,933	25,467

The foregoing proposal has been approved.

4.	Ratify the appointment of Perry-Smith LLP as independent certified public accountants for the fiscal year ending March 26, 2011:

Votes For	Against	Abstain
4,325,509	6,846	69,656

The foregoing proposal has been approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: August 17, 2010
By: /s/ Patrick J. Lawlor
Patrick J. Lawlor
VP Finance, Chief Financial Officer and Secretary